AMENDED AND RESTATED SUPPLEMENTAL EQUITY CONTRIBUTION GUARANTEE

          AMENDED AND RESTATED SUPPLEMENTAL EQUITY CONTRIBUTION GUARANTEE (this "Guarantee"), dated as of May 22, 2002, made by COGENTRIX ENERGY, INC., a North Carolina corporation (the "Equity Guarantor"), in favor of SOUTHAVEN POWER, LLC (the "Borrower") and CREDIT LYONNAIS NEW YORK BRANCH, as security agent (in such capacity, the "Security Agent") for the Secured Parties (as defined in the Loan Agreement (as hereinafter defined)) under the Loan and Reimbursement Agreement, dated as of May 24, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), Borrower, the several banks and other financial institutions party thereto and each other bank or financial institution that becomes a party thereto (the "Lenders"), CREDIT LYONNAIS NEW YORK BRANCH, as issuing bank (in such capacity, the "Issuing Bank") and as administrative agent for the Lenders and the Issuing Bank, and CREDIT LYONNAIS NEW YORK BRANCH and the other parties named therein as arrangers.

W I T N E S S E T H:

          WHEREAS, the Equity Guarantor has entered into the Supplemental Equity Contribution Guarantee (the "Original Guarantee"), dated as of February 28, 2002, in favor of the Borrower and the Security Agent;

          WHEREAS, the Borrower entered into an Engineering and Equipment Procurement Agreement dated and effective as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Original Procurement Agreement") with NEPCO Power Procurement Company (as assignee of NEPCO Procurement Company, a division of Enron Equipment Procurement Company, pursuant to an Assignment Agreement, dated as of December 1, 2001), a Delaware corporation (the "Original Supplier"), and a Construction Agreement dated and effective as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Original Construction Agreement"; together with the Original Procurement Agreement, the "Original EPC Agreements") with National Energy Production Corporation, a Delaware corporation (the "Original Construction Contractor"; together with the Original Supplier, the "Original Contractor Entities", and each, an "Original Contractor Entity");

          WHEREAS, the Original Contractor Entities and the Borrower also entered into a Coordination Agreement dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Original Coordination Agreement"; together with the Original EPC Agreements, the "Original Contractor Agreements");

          WHEREAS, the Borrower entered into the Loan Agreement in order, among other things, to finance its obligations under the Original Contractor Agreements and secured payment of its Secured Obligations (as defined in the Loan Agreement) by, among other things, assigning to the Security Agent all of the Borrower's right, title and interest in, to and under each Original Contractor Agreement;

          WHEREAS, as of May 17, 2002, in connection with one or more defaults by the Original Construction Contractor and Original Supplier, the Borrower terminated each of the Original Contractor Agreements and executed in replacement thereof (i) an Engineering and Equipment Procurement Agreement dated as of May 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Procurement Agreement") with SNC-Lavalin Procurement, Inc. (the "Supplier"), (ii) a Construction Agreement dated as of May 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Construction Agreement") with SNC-Lavalin Constructors Inc. (the "Construction Contractor"; together with the Supplier, the "Contractor Entities") and (iii) a Coordination Agreement dated as of May 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Coordination Agreement"; together with the Procurement Agreement and the Construction Agreement, the "Contractor Agreements") with both Contractor Entities;

          WHEREAS, each of the Original Construction Contractor and the Original Supplier anticipates filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code;

          WHEREAS, such filing, termination and execution constitute Defaults under Sections 10.1(g), 10.1(j) and 10.1(c), respectively, of the Loan Agreement (the "NEPCO-Related Defaults");

          WHEREAS, the Borrower has requested that the Lenders waive the NEPCO-Related Defaults and amend the Loan Agreement and certain other Financing Documents in order to, among other things, amend the Construction Budget and the mechanics involving Extension of Credit Requests and replace the Original Contractor Entities with the Contractor Entities (the "Waiver");

          WHEREAS, as a condition to granting the Waiver, the Lenders have required that Cogentrix Southaven Holdings, Inc. ("CSH") and Cogentrix Southaven Holdings II, Inc. ("CSH II", and together with CSH, the "Borrower Members") enter into the Amended and Restated Supplemental Equity Contribution Agreement (the "Supplemental Equity Contribution Agreement"), dated as of the date hereof, together with Cogentrix Delaware Holdings, Inc. ("Delaware Holdings", and collectively with the Borrower Members, the "Equity Contributors"), Cogentrix Energy, Inc. and Credit Lyonnais New York Branch, as Security Agent, pursuant to which the Equity Contributors will make cash equity contributions to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Equity Guarantor is the direct or indirect parent of each Equity Contributor and the Borrower, and it is to the advantage of the Equity Guarantor that the Lenders grant the Waiver; and

          WHEREAS, it is a condition precedent to the Lenders' granting of the Waiver that the Equity Contributors shall have executed and delivered the Supplemental Equity Contribution Agreement and that the Equity Guarantor shall have executed and delivered this Guarantee to the Security Agent for the ratable benefit of the Secured Parties.

          NOW, THEREFORE, in consideration of the Lenders' granting of the Waiver, the Equity Guarantor hereby covenants and agrees that the Original Guarantee will be amended and restated in its entirety as follows:

          1.     Defined Terms.  (a)    Unless otherwise defined herein, terms defined in Annex A to the Loan Agreement and used herein shall have the meanings given to them in Annex A to the Loan Agreement.

               (b)     As used herein, (i) "LD Equity Contributions" shall have the meaning given to such term in the Supplemental Equity Contribution Agreement, (ii) "Maximum Guaranteed Amount" means (x) as of the date hereof through December 31, 2002, $14,850,000 and (y) as of January 1, 2003, $54,850,000 minus the Cost Savings (as defined in the Supplemental Equity Contribution Agreement) and (iii) "Obligations" means the collective reference to any and all LD Equity Contributions due and payable under the Supplemental Equity Contribution Agreement plus interest accruing at the then applicable rate provided in the Supplemental Equity Contribution Agreement after the LD Equity Contributions are due, and interest accruing at the then applicable rate provided in the Supplemental Equity Contribution Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Equity Contributor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, due under the Supplemental Equity Contribution Agreement.

               (c)     The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

               (d)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.     Guarantee.  (a)    The Equity Guarantor hereby unconditionally and irrevocably guarantees to the Borrower and the Security Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by each Equity Contributor when due of the Obligations; provided that the Equity Guarantor's Obligations hereunder shall in no event exceed, in the aggregate, the Maximum Guaranteed Amount.

               (b)     The Equity Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Borrower, the Security Agent or any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting against, the Equity Guarantor under this Guarantee.

               (c)     The Equity Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Security Deposit Agent on account of its liability hereunder, it will notify the Security Agent in writing that such payment is made under this Guarantee for such purpose.

               (d)     If at any time, and for only so long as, (i) the long-term unsecured debt securities of the Equity Guarantor shall be rated less than BBB- by Standard & Poor's and less than Baa3 by Moody's, (ii) the long-term unsecured debt securities of the Equity Guarantor shall not be rated by either Standard & Poor's or Moody's or (iii) both (A) there shall not exist an issues rating for senior long-term unsecured debt of the Equity Guarantor of at least BBB- by Standard & Poor's and Baa3 by Moody's and (B) either (x) there shall not be outstanding any long-term unsecured debt securities of the Equity Guarantor or (y) the long-term unsecured debt securities of the Equity Guarantor shall be supported by a guarantee of any kind whatsoever (unless the entity providing such guarantee has guaranteed the obligations of the Equity Guarantor hereunder and shall be rated not less than BBB- by Standard & Poor's or not less than Baa3 by Moody's), the Equity Guarantor shall provide to the Security Agent a letter of credit, in form and substance satisfactory to the Security Agent, issued by a commercial bank whose long-term unsecured debt securities are rated A or better by Standard & Poor's or A2 or better by Moody's (or such other commercial bank as shall be acceptable to the Required Lenders) in an amount equal to the Maximum Guaranteed Amount less the aggregate amount of all LD Equity Contributions theretofore made under the Supplemental Equity Contribution Agreement other than LD Equity Contributions made through drawings on the Supplemental Equity Contribution Letter of Credit (as defined in the Supplemental Equity Contribution Agreement).

          3.     Right of Set-off.  The Security Agent and each Secured Party is hereby irrevocably authorized at any time and from time to time without notice to the Equity Guarantor, any such notice being expressly waived by the Equity Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Security Agent or such Secured Party to or for the credit or the account of the Equity Guarantor, or any part thereof in such amounts as the Security Agent or such Secured Party may elect, against or on account of the obligations and liabilities of the Equity Guarantor to the Security Agent or such Secured Party hereunder, whether or not the Security Agent or such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Security Agent and each Secured Party shall notify the Equity Guarantor promptly of any such set-off and the application made by the Security Agent or such Secured Party, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Agent and each Secured Party under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Agent or such Secured Party may have.

          4.     No Subrogation.  Notwithstanding any payment or payments made by the Equity Guarantor hereunder, or any set-off or application of funds of the Equity Guarantor by the Security Agent or any Secured Party, the Equity Guarantor shall not be entitled to be subrogated to any of the rights of the Security Agent or any Secured Party against the Equity Contributors or against any collateral security or guarantee or right of offset held by the Security Agent or any Secured Party for the payment of the Obligations, nor shall the Equity Guarantor seek or be entitled to seek any contribution or reimbursement from any Equity Contributor in respect of payments made by the Equity Guarantor hereunder, until all amounts owing to the Security Agent and the Secured Parties on account of the Obligations and the Secured Obligations are paid in full. If any amount shall be paid to the Equity Guarantor on account of such subrogation rights at any time when all of the Obligations and the Secured Obligations shall not have been paid in full, such amount shall be held by the Equity Guarantor in trust for the Security Agent and the Secured Parties, segregated from other funds of the Equity Guarantor, and shall, forthwith upon receipt by the Equity Guarantor, be turned over to the Security Agent in the exact form received by the Equity Guarantor (duly indorsed by the Equity Guarantor to the Security Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Security Agent may determine. After all amounts owing to the Security Agent and the Secured Parties on account of the Obligations and the Secured Obligations are paid in full, the Equity Guarantor shall be subrogated to the rights of the Security Agent and the Secured Parties against the Equity Contributors.

          5.     Amendments, etc. with respect to the Obligations; Waiver of Rights. The Equity Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Equity Guarantor, and without notice to or further assent by the Equity Guarantor, any demand for payment of any of the Obligations made by the Borrower, the Security Agent or any Secured Party may be rescinded by the Borrower, the Security Agent or such Secured Party, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Borrower, the Security Agent or any Secured Party, and the Supplemental Equity Contribution Agreement, the Loan Agreement, any Notes, and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Borrower or the Security Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Security Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Security Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Equity Guarantor, the Borrower, the Security Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on any Equity Contributor or any other guarantor, and any failure by the Borrower, the Security Agent or any Secured Party to make any such demand or to collect any payments from such Equity Contributor or any such other guarantor or any release of such Equity Contributor or such other guarantor shall not relieve the Equity Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Borrower, the Security Agent or any Secured Party against the Equity Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6.     Guarantee Absolute and Unconditional. The Equity Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Borrower, the Security Agent or any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Equity Contributors or the Equity Guarantor, on the one hand, and the Borrower, the Security Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Equity Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Equity Contributors or the Equity Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Supplemental Equity Contribution Agreement, the Loan Agreement, any Note, or any other Financing Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Borrower, the Security Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Equity Contributor against the Borrower, the Security Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Equity Contributor or the Equity Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Equity Contributor for the Obligations, or of the Equity Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Equity Guarantor, the Borrower, the Security Agent and any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Equity Contributor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Borrower, the Security Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from such Equity Contributor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of such Equity Contributor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Equity Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Borrower, the Security Agent or any Secured Party against the Equity Guarantor.

          7.     Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Borrower, the Security Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Equity Contributor or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, such Equity Contributor or any such other Person or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.     No Commencement of Bankruptcy Proceedings. The Equity Guarantor shall not commence or join with any other Person (other than the Secured Parties) in commencing any proceeding against any Equity Contributor or the Borrower under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          9.     Payments. The Equity Guarantor hereby agrees that all payments of the Obligations will be paid to the Security Deposit Agent on or before the first Business Day after such payments are due and shall be made by wire transfer of immediately available funds in Dollars to the Security Deposit Agent at First Union National Bank, ABA No. 053000219, Account No. 5000000016439, Attention: James Long, Branch 898, Reference: Cogentrix Southaven, Account 1072000936, or at such other address as the Security Deposit Agent may designate in writing from time to time.

          10.     Representations and Warranties.  The Equity Guarantor represents and warrants to the Security Agent and the Secured Parties that:

               (a)     Corporate Existence and Business.  The Equity Guarantor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing in each other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on its ability to perform hereunder. As of the date hereof, the Equity Guarantor directly or indirectly owns 100% of the equity interests in each of the Equity Contributors.

               (b)     Power and Authorization; Enforceable Obligations.  The Equity Guarantor has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Guarantee and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. The Equity Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee. No consent or authorization of, filing with, or other act by or in respect of any other Person (including any of its stockholders or creditors) is required in connection with its execution, delivery or performance or the validity or enforceability as to it of this Guarantee. This Guarantee has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

               (c)     No Legal Bar.  The execution, delivery and performance by the Equity Guarantor of this Guarantee and the making of any payments hereunder by it will not violate any Requirement of Law applicable to it or its properties or any of its contractual obligations and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any applicable law or contractual obligation.

               (d)     No Proceeding or Litigation.  No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of the Equity Guarantor's knowledge, threatened against or affecting it or against or affecting any of its properties, rights, revenues or assets or the transactions contemplated by this Guarantee and the other Transaction Documents which could reasonably be expected to have a material adverse effect on the Equity Guarantor's ability to perform its obligations hereunder.

               (e)     Investment Company Act.  The Equity Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               (f)     The Equity Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Equity Guarantor on the date of each borrowing by the Borrower under the Loan Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

          11.     Maintenance of Existence, Properties, Etc. The Equity Guarantor hereby covenants and agrees with the Security Agent and the Secured Parties that, from and after the date of this Guarantee until the Obligations are paid in full, the Equity Guarantor shall at all times preserve and maintain its legal existence as a validly existing corporation under the laws of its jurisdiction of incorporation, its qualification to do business in each other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder and other material rights, franchises, privileges and consents necessary for the maintenance of its existence and the conduct of its business.

          12.     Authority of Security Agent.  (a)    The Equity Guarantor acknowledges that the rights and responsibilities of the Security Agent under this Guarantee with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Security Agent and the Secured Parties, be governed by the Loan Agreement, the other Financing Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and the Equity Guarantor, the Security Agent shall be conclusively presumed to be acting as Security Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Equity Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

               (b)     The Equity Guarantor agrees that the Security Agent (acting for the benefit of the Secured Parties) and any assignee thereof shall be entitled to enforce this Guarantee in its own name and to exercise any and all rights of the Borrower under this Guarantee in accordance with the terms hereof (either in its own name or in the name of the Borrower as the Security Agent may elect), and the Equity Guarantor and the Borrower agree to comply and cooperate in all respects with such exercise. Without limiting the generality of the foregoing, the Security Agent and any assignee thereof shall have the full right and power to enforce directly against the Equity Guarantor all obligations of the Equity Guarantor under this Guarantee, and otherwise to exercise all remedies available to the Borrower hereunder and to make all demands and give all notices and make all requests (either in its own name or in the name of the Borrower, as the Security Agent may elect) required or permitted to be made or given by the Borrower under this Guarantee, and the Equity Guarantor acknowledges and agrees that any such action taken by the Security Agent shall be deemed effective for all purposes of this Guarantee to the same extent as if such action had been taken directly by the Borrower. If the Equity Guarantor shall receive inconsistent directions from the Borrower and the Security Agent, the directions of the Security Agent shall be deemed the effective directions, and the Equity Guarantor shall accordingly comply with such directions of the Security Agent.

          13.     Consent. The Equity Guarantor hereby consents to the terms and provisions of the Borrower Security Agreement and each of the other Transaction Documents, including, without limitation, the assignment by the Borrower of all of its right, title and interest in, to and under this Guarantee to the Security Agent pursuant to the terms of the Borrower Security Agreement.

          14.     Notices. All notices, requests and demands to or upon the Security Agent, any Secured Party or the Equity Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

               (a)     if to the Borrower, the Security Agent or any Secured Party, at its address or transmission number for notices provided in subsection 12.2 of the Loan Agreement; and

               (b)     if to the Equity Guarantor, at its address or transmission number for notices set forth under its signature below.

          The Security Agent, each Secured Party and the Equity Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

          15.     Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16.     Integration.  This Guarantee represents the agreement of the Equity Guarantor with respect to the subject matter hereof and there are no promises or representations by the Borrower, the Security Agent or any Secured Party relative to the subject matter hereof not reflected herein.

          17.     Amendments in Writing; No Waiver; Cumulative Remedies.  (a)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Equity Guarantor, the Borrower and the Security Agent, provided that any provision of this Guarantee may be waived by the Security Agent and the Secured Parties in a letter or agreement executed by the Security Agent or by telex or facsimile transmission from the Security Agent.

               (b)     Neither the Borrower, the Security Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph (a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Borrower, the Security Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Borrower, the Security Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Borrower, the Security Agent or such Secured Party would otherwise have on any future occasion.

               (c)     The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          18.     Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          19.     Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Equity Guarantor nor the Borrower may assign nor otherwise transfer any of its rights or obligations hereunder (other than the assignments by the Borrower in favor of the Security Agent pursuant to the Security Agreement) without the prior written consent of each of the Lenders.

          20.     Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          21.     Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Borrower and the Security Agent.

          22.     Submission to Jurisdiction; Waivers. The Equity Guarantor hereby irrevocably and unconditionally:

               (a)     submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c)     agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (d)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          23.     WAIVER OF JURY TRIAL.  THE EQUITY GUARANTOR, THE BORROWER AND THE SECURITY AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          24.     Termination.  This Guarantee shall terminate and be of no further force and effect, and the Equity Guarantor shall have no further obligations hereunder, on the Conversion Date.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

COGENTRIX ENERGY, INC.

By:            /s/ CLAY S. COLEMAN
      Name:  Clay S. Coleman
      Title:    Vice President - Project Finance

Address for Notices:

Cogentrix Energy, Inc.
9405 Arrowpoint Blvd.
Charlotte, North Carolina 28273
Attention: Chief Financial Officer
Telephone: 704-525-3800
Telecopy: 704-529-1006

With a copy to:

Cogentrix Southaven Holdings, Inc.
9405 Arrowpoint Blvd.
Charlotte, North Carolina 28273
Attention: General Counsel
Telephone: 704-525-3800
Telecopy: 704-529-1006

Acknowledged and Agreed:

SOUTHAVEN POWER, LLC, as Borrower

By:  COGENTRIX SOUTHAVEN HOLDINGS, INC.,
   its Manager

By:            /s/ CLAY S. COLEMAN
      Name:  Clay S. Coleman
      Title:    Vice President - Project Finance

CREDIT LYONNAIS NEW YORK BRANCH,
   as Security Agent

By:            /s/ TED VANDERMEL
      Name:  Ted Vandermel
      Title:    Vice President